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                                  EXHIBIT 23.1

                        CONSENT OF RUSSELL & ATKINS, PLC


      We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related prospectus of Capital Growth Systems, Inc. for the registration of 8,104,893 shares of its common stock and to the incorporation therein of: (A) our report dated April 28, 2004 with respect to the financial statements of Capital Growth Systems, Inc. as of December 31, 2003 and May 31, 2003 and for the seven-month period ending December 31, 2003, the years ended May 31, 2003 and May 31, 2002, and the period from September 29, 1999 (inception) to December 31, 2003; and (B) our report dated May 3, 2004 with respect to the financial statements of Nexvu Technologies, LLC as of December 31, 2003 and December 31, 2002 and for the years then ended and the period from February 28, 2002 (inception) through December 31, 2003.


/s/ Russell & Atkins, PLC
-------------------------------
Russell & Atkins, PLC


Oklahoma City, Oklahoma
January 14, 2005